Exhibit 99.3

CONSENT SOLICITATION STATEMENT

Altra Industrial Motion, Inc.

Solicitation of Consents to Amend the Indenture Relating to its

11 1/4% Senior Notes due 2013 (ISIN No. X50263457235)

THIS CONSENT SOLICITATION WILL EXPIRE ON THE EARLIER OF (A) 5:00 P.M., NEW YORK CITY TIME, ON MARCH 21, 2007 AND (B) THE TIME AND DATE ON WHICH THE COMPANY RECEIVES THE REQUISITE CONSENTS WITH RESPECT TO THE NOTES, UNLESS EXTENDED BY THE COMPANY (THE “EXPIRATION DATE”). CONSENTS MAY BE REVOKED AT ANY TIME UP TO THE EXPIRATION DATE. THE PROPOSED AMENDMENTS (AS DEFINED BELOW) THAT ARE THE SUBJECT OF THE CONSENT SOLICITATION WILL BECOME EFFECTIVE UPON DUE EXECUTION AND DELIVERY BY ALTRA, THE GUARANTORS AND THE TRUSTEE OF A SUPPLEMENTAL INDENTURE IMPLEMENTING THE PROPOSED AMENDMENTS, WHICH WE EXPECT TO BE ON THE SAME DAY AS THE EXPIRATION DATE (THE “EFFECTIVE DATE”). THE SUPPLEMENTAL INDENTURE EFFECTING THE PROPOSED AMENDMENTS WILL NOT BECOME OPERATIVE UNLESS AND UNTIL WE (A) ACCEPT AND PAY FOR SHARES OF TB WOOD’S COMMON STOCK IN THE TENDER OFFER (AS DEFINED BELOW), FUNDED IN PART BY THE TACK-ON NOTE OFFERING (AS DEFINED BELOW), AND (B) DO NOT COMPLETE THE BACK-END MERGER (AS DEFINED BELOW) ON THE SAME DATE (AND, ACCORDINGLY, TB WOOD’S DOES NOT BECOME A WHOLLY OWNED SUBSIDIARY OF ALTRA ON SUCH DATE (THE “CLOSING DATE”)). SUBJECT TO THE TERMS AND CONDITIONS OF THIS CONSENT SOLICITATION STATEMENT, IF THE SUPPLEMENTAL INDENTURE BECOMES OPERATIVE, EACH HOLDER WILL RECEIVE A FEE IN THE AMOUNT OF £2.50 PER £1,000 AGGREGATE PRINCIPAL AMOUNT OF NOTES FOR WHICH A CONSENT FORM IS PROVIDED (AND NOT REVOKED) ON OR PRIOR TO MARCH 21, 2007. PAYMENTS OF THE CONSENT FEE WILL BE MADE ON THE CLOSING DATE.

Subject to the terms and conditions set forth in this Consent Solicitation Statement (as it may be amended or supplemented from time to time, the “Consent Solicitation Statement”) and the related Consent Form (as it may be amended or supplemented from time to time, the “Consent Form”), Altra Industrial Motion, Inc. (“Altra” or the “Company”) is hereby soliciting consents (the “Consent Solicitation”) from the holders of record as of March 5, 2007 (the “Holders”) of Altra’s 11 1/4% Senior Notes due 2013 (ISIN No. X50263457235) (the “Notes”) to the adoption of certain proposed amendments (collectively, the “Proposed Amendments”) to the Indenture, dated as of February 8, 2006, among the Company, the subsidiary guarantors named therein, The Bank of New York (as Trustee and Principal Paying Agent), and The Bank of New York (Luxembourg) S.A. (as Luxembourg Paying Agent), as supplemented by the First Supplemental Indenture dated April 24, 2006, among the Company, the subsidiary guarantors named therein and the Trustee, governing the Notes (as so amended, the “Indenture”). The solicitation is made upon the terms and subject to the conditions set forth in the Consent Solicitation Statement, the accompanying Consent Form (the “Consent Form”) and the Indenture.

On the Closing Date, the Company intends to issue approximately $92.5 million aggregate principal amount of additional 9% Senior Secured Notes due 2011 under the indenture, dated as of November 30, 2004, among the Company, the subsidiary guarantors named therein, and The Bank of New York Trust Company, N.A. (as trustee) (the “Tack-on Note Offering”). The Company intends to use the net proceeds of the Tack-on Note Offering, along with borrowings under our revolving credit facility and cash on hand, to fund the purchase (the “TB Wood’s Acquisition”) of the outstanding shares of capital stock of TB Wood’s Corporation, a Delaware corporation (“TB Wood’s,” and together with its subsidiaries, the “Acquired Business”), pursuant to a tender offer (the “Tender Offer”) followed by a back-end merger (the “Back-end Merger”) and pay related fees and expenses. At the closing of the Back-end Merger, TB Wood’s and its subsidiaries will become direct or indirect wholly owned subsidiaries of the Company. As more fully described herein, the purpose of the Consent Solicitation is to enable Altra to complete the Tender Offer, funded in part by the Tack-on Note Offering, separately from and in advance of the Back-end Merger while remaining in compliance with the covenants in the Indenture. In the event Altra is able to complete the Back-end Merger on the same date as it completes the Tender Offer, Altra can and will complete those transactions and the Tack-on Note Offering without requiring the Proposed Amendments, in which case the Proposed Amendments will not be necessary, the Proposed Amendments will not become operative and Holders will not receive the consent fee.

In the event Altra does not receive the Requisite Consents, Altra Holdings, Inc., the parent company of Altra that is not subject to the terms of the Indenture, would cause a sister holding company to Altra (“Sister Holdco”) to consummate the TB Wood’s Acquisition using committed financing other than the Tack-on Note Offering. Upon completing the Back-end Merger, Altra Holding plans to cause Sister Holdco to merge with and into a subsidiary of Altra at which time that subsidiary would execute a guarantee and take all other actions necessary to comply with the Indenture. Once TB Wood’s is a wholly owned subsidiary of Altra, Altra plans to refinance the indebtedness incurred to finance the TB Wood’s Acquisition with a tack-on note offering without the need for the consent of the Holders.

Any questions or requests for assistance relating to the Consent Solicitation and requests for additional copies of this Consent Solicitation Statement and the related Consent Form may be directed to Jefferies & Company, Inc., the Consent Solicitation Agent (the “Consent Solicitation Agent”) at the address and telephone number set forth on the back cover of this Solicitation Statement.

The Depositary for the Consent Solicitation is:

THE BANK OF NEW YORK
Lower Ground Floor
30 Cannon Street
London EC4M 6XH

Facsimile: 01144 207-964-6152

March 7, 2007

IMPORTANT

Holders should read and consider carefully the information contained herein prior to delivering a consent to the Proposed Amendments (a “Consent” and collectively, the “Consents”). Consents may be delivered by completing and executing the accompanying Consent Form and delivering the executed Consent Form to the Depositary at the address or facsimile number (with original to follow) set forth on the back cover of this Consent Solicitation Statement and the Consent Form, as promptly as possible and no later than the Expiration Date.

The Proposed Amendments will be effected by a supplemental indenture (the “Supplemental Indenture”) to the Indenture, which will be executed by the Company, each of the subsidiaries of the Company that is a guarantor thereunder and The Bank of New York, the trustee under the Indenture (“The Bank of New York” or the “Trustee”). The Supplemental Indenture will not be executed until the Requisite Consents are received from Holders. The Proposed Amendments, which will become operative only if Altra completes the Tender Offer under circumstances such that TB Wood’s does not become a wholly owned subsidiary of Altra, will amend the Indenture by (i) deferring the requirement that TB Wood’s and its Domestic Restricted Subsidiaries guarantee the Notes until 10 days after the Company has acquired 100% of the issued and outstanding equity interests in TB Wood’s; (ii) permitting the incurrence by TB Wood’s and its Subsidiaries, subject to the Company’s Consolidated Fixed Charge Coverage Ratio being at least 2.0 to 1.0, of Acquired Indebtedness, which otherwise could be incurred but for the fact that TB Wood’s and its Domestic Restricted Subsidiaries will not be Guarantors at such time; (iii) modifying the restricted payments covenant to enable Altra to acquire shares of TB Wood’s common stock in the Tender Offer and Back-end Merger pursuant to the TB Wood’s Merger Agreement and comply with the obligations of the TB Wood’s Merger Agreement, in each case without reducing amounts otherwise available for Restricted Payments; and (iv) modifying the transactions with affiliates covenant to waive the requirement that we obtain a fairness opinion for the Back-end Merger.

As used herein the term “Holders” means those holders of record of the Notes on March 5, 2007 (the “Record Date”) as reflected in the records of the Trustee.

Holders who do not deliver a timely completed Consent Form on or prior to the Expiration Date will be bound by the Proposed Amendments if they become effective. The Company is not soliciting the tender of any Notes, and securities should not be tendered or delivered in connection with this Consent Solicitation.

No person has been authorized to give any information or make any representations other than those contained in this Consent Solicitation Statement and, if given or made, such information or representations must not be relied upon as having been authorized by the Company, the Depositary or any of their respective affiliates. This Consent Solicitation Statement is not being made to, and Consents are not being solicited from, Holders in any jurisdiction in which it is unlawful to make such solicitation or grant such Consent. The delivery of this Consent Solicitation Statement at any time does not imply that the information herein is correct as of any time subsequent to the date of this Consent Solicitation Statement.

AVAILABLE INFORMATION

Any questions or requests for assistance concerning the Consent Solicitation may be directed to the Consent Solicitation Agent at the address and telephone number set forth on the back page of this Consent Solicitation Statement. Requests for additional copies of this Consent Solicitation Statement, the Consent Form, the Company’s most recently filed reports on Forms 10-K, 10-Q or 8-K or any other documents may also be directed to the Consent Solicitation Agent. Beneficial Owners may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Consent Solicitation.

Statements made in this Consent Solicitation Statement concerning the provisions of any contract, agreement, indenture or other document referred to herein are not necessarily complete. With respect to each such statement, reference is made to the actual contract, agreement, indenture or other document (a copy of which may be obtained without charge from the Consent Solicitation Agent), and each such statement is qualified in its entirety by such reference.

The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the “Commission”). Such reports and other information filed by the Company may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such material can be obtained by mail from the Public Reference Section of the Commission at 450 West Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Such material with respect to the Company may also be accessed electronically by means of the Commission’s home page on the Internet (http://www.sec.gov).

THE DELIVERY OF THIS CONSENT SOLICITATION STATEMENT SHALL NOT UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE INTO THIS CONSENT SOLICITATION STATEMENT IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR, IN THE CASE OF INFORMATION INCORPORATED HEREIN BY REFERENCE, SUBSEQUENT TO THE DATE THEREOF, OR THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH OR INCORPORATED BY REFERENCE IN THIS CONSENT SOLICITATION STATEMENT OR IN THE AFFAIRS OF THE ISSUERS OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES SINCE THE DATE HEREOF OR THEREOF, AS THE CASE MAY BE.

NO PERSON (INCLUDING THE CONSENT SOLICITATION AGENT AND THE DEPOSITARY) HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE CONSENT SOLICITATION OTHER THAN AS EXPRESSLY SET FORTH IN THIS CONSENT SOLICITATION STATEMENT AND IN THE CONSENT FORM. ANY INFORMATION OR REPRESENTATIONS NOT SET FORTH IN THIS CONSENT SOLICITATION STATEMENT, IN A SUPPLEMENT HERETO OR IN THE CONSENT FORM ARE NOT AUTHORIZED AND SHOULD NOT BE RELIED UPON.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by the Company with the Commission are incorporated herein by reference and shall be deemed to be a part hereof:

(a) the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005;

(b) the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2006, June 30, 2006 and September 29, 2006;

(c) the Company’s Current Report on Form 8-K dated December 5, 2006;

(d) the Company’s Current Report on Form 8-K dated December 20, 2006;

(e) the Company’s Current Report on Form 8-K dated January 4, 2007; and

(f) the Company’s Current Report on Form 8-K dated January 26, 2007.

All documents and reports filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this Consent Solicitation Statement and prior to the Expiration Date shall be deemed incorporated by reference into this Consent Solicitation Statement and to be a part hereof from the date of filing of such documents and reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein, or contained in this Consent Solicitation Statement, shall be deemed to be modified or superseded for purposes of this Consent Solicitation Statement to the extent that a statement contained herein or in any other subsequently filed document or report that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Consent Solicitation Statement. Subject to the foregoing, all information appearing in this Consent Solicitation Statement is qualified in its entirety by the information appearing in the documents incorporated by reference.

FORWARD-LOOKING STATEMENTS

Some of the statements in this Consent Solicitation Statement, including the documents incorporated herein by reference, as well as statements made by the Company in periodic press releases or other public communications, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Certain, but not necessarily all, of such forward-looking statements can be identified by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” or “anticipates” or the negative thereof or other variations thereof or comparable terminology, or by discussion of strategies, each of which involves risks and uncertainties. All statements other than of historical facts included herein or incorporated herein by reference, including those regarding market trends, the Company’s financial position, business strategy, projected plans and objectives of management for future operations, are forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results of performance of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such risk factors include, but are not limited to, general economic and business conditions (on both a national and regional level), interest rate changes, access to suitable financing, competition, the availability and cost of land and other raw materials used by the Company in its homebuilding operations, shortages of labor, weather related slow downs, building moratoria, governmental regulation, the ability of the Company to integrate any acquired business, certain conditions in financial markets and other factors over which the Company has little or no control.

SUMMARY

The following is a summary of certain information contained elsewhere in this Consent Solicitation Statement and is qualified in its entirety by the more detailed information contained elsewhere in this Consent Solicitation Statement or incorporated herein by reference. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Indenture.

Purpose of the Consent Solicitation	The purpose of the Consent Solicitation and the Proposed Amendments is to enable Altra to complete the Tender Offer, funded in part by the Tack-on Note Offering, separately from and in advance of the Back-end Merger while remaining in compliance with the covenants in the Indenture. See “The Proposed Amendments.”

In the event Altra is able to complete the Back-end Merger on the same date it completes the Tender Offer, Altra can and will complete those transactions and the Tack-on Note Offering without requiring the Proposed Amendments, in which case the Proposed Amendments will not be necessary, the Proposed Amendments will not become operative and Holders will not receive the consent fee. In addition, even if Altra is unable to complete the Back-end Merger on the same date as it completes the Tender Offer and Altra does not receive the Requisite Consents, Altra can and will complete the Tender Offer using committed sources of funds other than the Tack-on Note Offering.

The Consent Solicitation	Altra is soliciting Consents of Holders to the Proposed Amendments to the Indenture.

The Consent Payments	If the Supplemental Indenture becomes operative, we will pay £2.50 in cash for each £1,000 principal amount of Notes for which a Consent is received and accepted (and not revoked) on or prior to March 21, 2007. Subject to the terms and conditions of this consent solicitation statement, payments of the consent fee will be made on the Closing Date.

Expiration Date	The Expiration Date is the earlier of (a) 5:00 p.m., New York City time on March 21, 2007 and (b) the time and date on which the Company receives the Requisite Consents with respect to the Notes, unless the Consent Solicitation is extended, in which case the term “Expiration Date” means the latest date and time to which the Consent Solicitation is extended. We may extend the Consent Solicitation at any time.

Proposed Amendment	The Proposed Amendments will amend the Indenture by (i) deferring the requirement that TB Wood’s and its Domestic Restricted Subsidiaries guarantee the Notes until 10 days after the Company has acquired 100% of the issued and outstanding equity interests in TB Wood’s; (ii) permitting the incurrence by TB Wood’s and its Subsidiaries, subject to the Company’s Consolidated Fixed Charge Coverage Ratio being at least 2.0 to 1.0, of Acquired Indebtedness, which otherwise could be incurred but for the fact that TB Wood’s and its Domestic Restricted Subsidiaries will not be Guarantors at such time; (iii) modifying the restricted payments covenant to enable Altra to acquire shares of TB Wood’s common stock in the Tender Offer and Back-end Merger pursuant to the TB Wood’s Merger Agreement and comply with the obligations of the TB

Wood’s Merger Agreement, in each case without reducing amounts otherwise available for Restricted Payments; and (iv) modifying the transactions with affiliates covenant to waive the requirement that we obtain a fairness opinion for the Back-end Merger.

Conditions to Proposed Amendment	The Proposed Amendments will become effective upon due execution and delivery by Altra, the guarantors and the Trustee of the Supplemental Indenture implementing the Proposed Amendments, which we expect to be on the same date as the Expiration Date. If Altra completes the Back-end Merger on the same date on which it accepts and pays for shares of TB Wood’s common stock in the Tender Offer and completes the Tack-on Note Offering, the Proposed Amendments will not be necessary, the Proposed Amendments will not become operative and Holders will not receive the consent fee. The Supplemental Indenture effecting the Proposed Amendments will not become operative unless and until we (a) accept and pay for shares of TB Wood’s common stock in the Tender Offer, funded in part by the Tack-on Note Offering, and (b) do not complete the Back-end Merger on the same date (and, accordingly, TB Wood’s does not become a wholly owned subsidiary of Altra on such date).

Holders	The term “Holder,” when used with respect to the Consent Solicitation, means any person in whose name a Note is registered in the register maintained by the Trustee as of the Record Date. For purposes of this Consent Solicitation Statement, the term “record holder” or “registered Holder” shall be deemed to include direct and indirect participants in Euroclear and/or Clearstream.

Procedure for Consenting	Holders of Notes as of the Record Date who wish to Consent should hand deliver, send by overnight courier or send by facsimile (with original to follow) completed, dated and signed Consents to the Depositary at the address set forth on the back cover page hereof and in the Consent Form in accordance with the instructions set forth herein and therein. Consent Forms should be delivered to the Depositary, and not to the Company or the Consent Solicitation Agent.

Consent Forms must be executed in exactly the same manner as the registered Holder(s) name(s) appear on the Notes. If Notes to which a Consent relates are held of record by two or more joint holders, all such Holders must sign the Consent Form. If a Consent Form is signed by a trustee, partner, executor, administrator, guardian, attorney-in-fact, officer of a company or other person acting in a fiduciary or representative capacity such person must so indicate when signing and must submit with the Consent appropriate evidence of authority to execute the Consent Form. In addition, if a Consent relates to less than the aggregate principal amount of Notes registered in the name of such Holders, the Holder must list the ISIN numbers and principal amount of Notes registered in the name of such Holder to which the Consent relates. If Notes are registered in different names, separate Consent Forms must be executed covering each form of registration. If a Consent Form is executed by a person other than the registered Holder on the

Record Date, it must be accompanied by the proxy set forth on the Consent Form duly executed by such registered Holder.

Revocation	Consents may be revoked by filing a written notice of revocation with the Depositary at any time prior to the Expiration Date. Any Holder who properly revokes a Consent will not receive a Consent Payment, unless such Consent is properly redelivered prior to the Expiration Date. The transfer of Notes after the Record Date will not have the effect of revoking the election made in any Consent form theretofore validly delivered by a Holder of such Notes prior to such transfer, and each Consent will be counted notwithstanding any transfer after the Record Date of the Notes to which such Consent relates unless the procedure for revoking Consents described herein has been compiled with.

Delivery of Consent Forms	Each Consent form should be sent to the Depositary, as follows:

THE BANK OF NEW YORK Lower Ground Floor 30 Cannon Street London EC4M 6XH Facsimile: 01144 207-964-6152

Amendment to Consent Solicitation	The Company expressly reserves the right for any reason in its sole discretion, (i) to abandon, terminate or amend the Consent Solicitation at any time (including after the Expiration Date) prior to the execution of the Supplemental Indenture (whether or not the Requisite Consents have been received) by giving written notice of such termination to the Depositary and (ii) not to extend the Consent Solicitation beyond the Expiration Date. Any such termination or amendment will be followed as promptly as practicable by notice thereof by press release or other public announcement (or by written notice to Holders).

Certain Tax Considerations	The Company intends to treat the Consent Payments for federal income tax purposes as a fee paid in consideration of a holder’s consent to the Proposed Amendments, which would be treated as ordinary income. In addition, the Company intends to take the position that the Proposed Amendments and Consent Payments, if any, do not result in a deemed exchange of the Notes for new notes for federal income tax purposes. See “Material U.S. Federal Income Tax Consequences.”

DESCRIPTION OF ALTRA

The following should be read in conjunction with, and is qualified in its entirety by reference to, the more detailed information, including the financial information, included in or incorporated by reference in this Consent Solicitation Statement and the related Consent Form. Descriptions in this Consent Solicitation Statement of the provisions of the Indenture are summaries and do not purport to be complete. Where reference is made to particular provisions of the Indenture, such provisions, including the definitions of certain terms, are incorporated herein by reference as part of such summaries, which are qualified in their entirety by such reference. The Indenture has been previously filed with the Commission. Copies of any information or document, including the Indenture, incorporated herein by reference will be provided upon request to the Company as set forth herein under “INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.”

We are a leading global designer, producer and marketer of a wide range of mechanical power transmission, or MPT, and motion control products serving customers in a diverse group of industries, including energy, general industrial, material handling, mining, transportation and turf and garden. Our product portfolio includes industrial clutches and brakes, enclosed gear drives, open gearing, couplings, engineered bearing assemblies, linear components and other related products. Our products are used in a wide variety of high-volume manufacturing processes, where the reliability and accuracy of our products are critical in both avoiding costly down time and enhancing the overall efficiency of manufacturing operations. Our products are also used in non-manufacturing applications where product quality and reliability are especially critical, such as clutches and brakes for elevators, and residential and commercial lawnmowers.

We market our products under well recognized and established brands, many of which have been in existence for over 50 years. We believe many of our brands, when taken together with our brands in the same product category, achieved the number one or number two position in terms of consolidated market share and brand awareness in their respective product categories. Our products are either incorporated into products sold by original equipment manufacturers, or OEMs, sold to end users directly or sold through industrial distributors.

We are led by a highly experienced management team that has established a proven track record of execution, successfully completing and integrating major strategic acquisitions and delivering significant growth in both revenue and profits. We employ a comprehensive business process called the Altra Business System, or ABS, which focuses on eliminating inefficiencies from every business process to improve quality, delivery and cost.

THE TB WOOD’S ACQUISITION

On February 17, 2007, our parent company, Altra Holdings, Inc., and its wholly owned subsidiary Forest Acquisition Corporation (or “FAC”), entered into an agreement and plan of merger with TB Wood’s, pursuant to which FAC agreed to purchase all of the outstanding shares of common stock of TB Wood’s for $24.80 per share pursuant to the Tender Offer and Back-end Merger. Altra will fund the purchase price and related fees and expenses through (i) the net proceeds of the Tack-on Note Offering, (ii) cash on-hand, and (iii) Altra’s senior revolving credit facility.

TB Wood’s and its subsidiaries will be transferred to the Company and become its direct or indirect wholly owned subsidiaries upon completion of the TB Wood’s Acquisition.

We currently estimate that the sources and uses of funds to complete the TB Wood’s Acquisition, including the Back-end Merger, will be as follows (in millions):

Sources of Funds		Uses of Funds

Tack-on Note Offering	$92.5	Cash to TB Wood’s Stockholders	$106.2
Available Cash	13.0	TB Wood’s Debt Retired	15.0
Senior Revolving Credit Facility	20.0	Fees and Expenses	4.3

Total Sources	$125.5	Total Uses	$125.5

DESCRIPTION OF TB WOOD’S

TB Wood’s is an established designer, manufacturer and marketer of electronic and mechanical industrial power transmission products. TB Wood’s products are sold to North American and international manufacturers and users of industrial equipment. Headquartered in Chambersburg, Pennsylvania, the 149 year-old business operates seven manufacturing and seven distribution facilities with approximately 830 employees in the United States, Canada, Mexico, Germany, Italy, and India.

The products manufactured by TB Wood’s are classified into two segments: mechanical and electronics industrial power transmission businesses. The mechanical business segment includes belted drives and couplings. The electronics business segment includes electronic drives and electronic drive systems. Products of these segments are sold to distributors, original equipment manufacturers, and end users for manufacturing and commercial applications. TB Wood’s products are sold principally throughout North America and to a lesser extent internationally. In North America, TB Wood’s sells to more than 1,000 authorized independent and multi-branch industrial distributors with over 3,000 locations that resell TB Wood’s products to industrial consumers and OEMs. TB Wood’s distributors include, among others, Motion Industries and Kaman Industrial Technologies, who are among the largest distributors in the industrial power transmission industry. TB Wood’s also sells directly to over 300 OEMs. TB Wood’s marketing alliances include licensing agreements and distribution agreements with distributors and manufacturers who, in some cases, market TB Wood’s products under private label agreements. In North America, TB Wood’s has its own technical sales force of more than 40 people and several specialized manufacturers’ representatives. TB Wood’s operates distribution centers in Chambersburg, Pennsylvania; Reno, Nevada; Stratford, Ontario; Montreal, Quebec; Edmonton, Alberta; Mexico City, Mexico and Marienheide, Germany.

TB Wood’s is subject to the reporting and information requirements of the Exchange Act and, as a result, files periodic and current reports and other information with the Commission. You may read and copy this information at the Public Reference Room of the Commission located at 100 F Street, NE, Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. The Commission maintains an Internet site that contains periodic and current reports and other information regarding issuers that file electronically with the Commission. The address of the SEC’s website is http://www.sec.gov. The contents of TB Wood’s filings with the Commission are not a part of this offering memorandum.

CAPITALIZATION TABLE

The following table sets forth our capitalization as of December 31, 2006 (based on our preliminary unaudited results), both on a historical and on a pro forma basis after giving effect to the TB Wood’s Acquisition, including the Back-end Merger, and the redemption of 35% of the 11 1/4% senior notes that occurred on February 27, 2007.

	Historical	Pro Forma
	As of December	As of December
	31, 2006	31, 2006
	(Unaudited)
	(In thousands)

Cash	$42,527	$6,901

Senior revolving credit facility	$—	$20,000
9% senior secured notes	165,000	257,500
11 1/4% senior notes	64,647	42,021
5.75% mortgage	2,562	2,562

Capital leases and short-term bank borrowings	1,548	1,548
TB Wood’s debt assumed	—	19,000	[1]
Total debt	$233,757	$342,631

Stockholders’ equity	79,519	79,519

Total capitalization	$313,276	$422,150

[1]	Reflects $13.7 million outstanding under TB Wood’s senior secured credit facility and $5.3 million of outstanding industrial revenue bonds.

THE PROPOSED AMENDMENTS

The description of the Proposed Amendments set forth below is only a summary and is qualified in its entirety by reference to:

•	the relevant terms of the Indenture as currently in effect and the terms of the Proposed Amendments which are set forth in Appendix I to this Consent Solicitation Statement, and

•	the Supplemental Indenture containing the Proposed Amendments.

A copy of the proposed Supplemental Indenture containing the Proposed Amendments is available from the Company upon request. The Supplemental Indenture may be modified or supplemented prior to its effectiveness in a manner that would not require additional consents under the Indenture. Holders should carefully review the Proposed Amendments, including the provisions set forth in Appendix I, prior to delivering Consents. Unless otherwise defined herein, capitalized terms used herein shall have the meanings given in the Indenture.

Description of Proposed Amendments

Your consent is being sought pursuant to this Consent Solicitation Statement to, among other things, amend the Indenture to permit the Company to consummate the TB Wood’s Acquisition.

A new Section 4.23 of the Indenture will be added to permit the Company to consummate the TB Wood’s Acquisition. Further, Section 4.23, which will become operative only if Altra completes the Tender Offer under circumstances such that TB Wood’s does not, on the same day, become a wholly owned subsidiary of Altra, will amend the Indenture by (i) deferring the requirement that TB Wood’s and its Domestic Restricted Subsidiaries guarantee the Notes until 10 days after the Company has acquired 100% of the issued and outstanding equity interests in TB Wood’s; (ii) permitting the incurrence by TB Wood’s and its Subsidiaries, subject to the Company’s Consolidated Fixed Charge Coverage Ratio being at least 2.0 to 1.0, of Acquired Indebtedness, which otherwise could be incurred but for the fact that TB Wood’s and its Domestic Restricted Subsidiaries will not be Guarantors at such time; (iii) modifying the restricted payments covenant to enable Altra to acquire shares of TB Wood’s common stock in the Tender Offer and Back-end Merger pursuant to the TB Wood’s Merger Agreement and comply with the obligations of the TB Wood’s Merger Agreement, in each case without reducing amounts otherwise available for Restricted Payments; and (iv) modifying the transactions with affiliates covenant to waive the requirement that we obtain a fairness opinion for the Back-end Merger.

THE CONSENT SOLICITATION

The Company is soliciting Consents from Holders, upon the terms and subject to the conditions set forth in this Consent Solicitation Statement, the accompanying Consent Form and the Indenture.

The Company is soliciting the consent of Holders to the Proposed Amendments.

Consents may be revoked by filing a written notice of revocation with the Depositary at any time prior to the Expiration Date. The Proposed Amendments will be effected by the Supplemental Indenture, which will be executed by the Company, the subsidiary guarantors signatory thereto and the Trustee upon receipt of the Requisite Consents. The Proposed Amendments will become effective upon due execution and delivery by the Company, the guarantors and the Trustee of the Supplemental Indenture implementing the Proposed Amendments, which we expect to be on the same date as the Expiration Date. The Supplemental Indenture effecting the Proposed Amendments will not become operative unless and until we (a) accept and pay for shares of TB Wood’s common stock in the Tender Offer, funded in part by the Tack-on Note Offering, and (b) do not complete the Back-end Merger on the same date (and, accordingly, TB Wood’s does not become a wholly owned subsidiary of Altra on such date).

If Altra completes the Back-end Merger on the same date it accepts and pays for shares of TB Wood’s common stock in the Tender Offer and completes the Tack-on Note Offering without requiring the Proposed

Amendments, in which case the Proposed Amendments will not be necessary, the Proposed Amendments will not become operative and Holders will not receive the consent fee.

In the event Altra does not receive the Requisite Consents, Altra Holdings, Inc., the parent company of Altra that is not subject to the terms of the Indenture, would cause Sister Holdco to consummate the TB Wood’s Acquisition using committed financing other than the Tack-on Note Offering. Upon completing the Back-end Merger, Altra Holdings plans to cause Sister Holdco to merge with and into a subsidiary of Altra at which time that subsidiary would execute a guarantee and take all other actions necessary to comply with the Indenture. Once TB Wood’s is a wholly owned subsidiary of Altra, Altra plans to refinance the indebtedness incurred to finance the TB Wood’s Acquisition with a Tack-on Note Offering without the need for the consent of the Holders.

Any Holder who properly revokes a Consent will not receive a Consent Payment, unless such Consent is properly redelivered prior to the Expiration Date. The transfer of Notes after the Record Date will not have the effect of revoking the election made in any Consent Form theretofore validly delivered by a Holder of such Notes prior to such transfer, and each Consent will be counted notwithstanding any transfer after the Record Date of the Notes to which such Consent relates unless the procedure for revoking Consents described herein has been compiled with.

Following the receipt of the Requisite Consents, the execution of the Supplemental Indenture and the effectiveness of the Proposed Amendments, all current Holders, including non-consenting Holders, and all subsequent Holders, will be bound by the Proposed Amendments. If the Consent Solicitation is terminated for any reason before the Expiration Date or if the conditions to effectiveness of the Proposed Amendments are not satisfied, any Consents received by the Depositary will be void and the Proposed Amendments will not become effective.

Requisite Consents

Holders must validly deliver and not revoke Consents in respect of at least a majority in aggregate principal amount of Notes outstanding to approve the Proposed Amendments (collectively, the “Requisite Consents”). Notes held by the Company or its Affiliates (as defined in the Indenture) are not deemed outstanding for this purpose. Failure by Holders of a majority in aggregate principal amount outstanding to deliver the Consents will result in the Proposed Amendments not being approved. As of the date hereof, £21,450,000 principal amount of the Notes are outstanding.

Record Date

This Consent Solicitation Statement and the Consent Forms are being sent to all persons who were holders of record of Notes as of the Record Date for the determination of Holders entitled to give Consents pursuant to this Consent Solicitation Statement. The Company reserves the right to establish, from time to time, a new date as a Record Date.

Expiration Date; Extensions; Amendment; Termination

This consent solicitation will expire on the earlier of (a) 5:00 p.m., New York City time, March 21, 2007 and (b) the time and date on which the Company receives the Requisite Consents, unless extended by the Company. Consents may be revoked at any time up to the Expiration Date, but may not be revoked thereafter. See “— Revocation of Consents” below.

The Company reserves the right to extend the Consent Solicitation at any time and from time to time. For purposes of the Consent Solicitation, a notice given before 9:00 a.m., New York City time, on any day shall be deemed to have been made on the preceding day. Any such extension will be followed as promptly as practicable by notice thereof by press release or other public announcement (or by written notice to Holders). Such announcement or notice may state that the Company is extending the Consent Solicitation for a specified period of time or on a daily basis.

The Company expressly reserves the right for any reason to abandon, terminate or amend the Consent Solicitation at any time prior to the execution of the Supplemental Indenture by giving oral or written notice of such termination to the Depositary. Any such action by the Company will be followed as promptly as practicable by notice thereof by press release or other public announcement (or by written notice to Holders).

Consent Procedures

Only those persons who are registered Holders may execute and deliver a Consent Form. A registered Holder holding the Notes on the Record Date who disposes of its Notes prior to the Expiration Date may deliver a proxy to the transferee of such Notes so that such transferee may validly deliver a Consent. A beneficial owner of Notes whose Notes are registered in the name of a nominee such as a bank or a brokerage firm must arrange for the registered Holder either to (i) execute a Consent Form and deliver it either to the Depositary on such beneficial owner’s behalf or to such beneficial owner for forwarding to the Depositary by such beneficial owner, or (ii) forward a duly executed proxy from the registered Holder authorizing the beneficial holder to execute and deliver a Consent Form with respect to the Notes on behalf of such registered Holder.

Any beneficial owner of Notes held of record on the Record Date by Euroclear and/or Clearstream through indirect or direct participants therein should transmit the Consent Form to the Depositary in accordance with customary procedures of Euroclear and/or Clearstream. Accordingly, such beneficial owners are urged to contact the person responsible for their account to obtain a valid proxy or to direct a Consent Form to be signed on their behalf with respect to their Notes. For purposes of this Consent Solicitation Statement, the term “record holder” or “registered Holder” shall be deemed to include indirect or direct participants in Euroclear and/or Clearstream.

Regardless of the outcome of this Consent Solicitation, or whether the Proposed Amendments become effective, the Notes will continue to be outstanding in accordance with all other terms of the Indenture. The changes sought to be affected by the Proposed Amendments will not alter the Company’s obligations to pay interest and principal with respect to the Notes, alter the stated interest rate or redemption provisions of the Notes.

Delivering a Consent will not affect a Holder’s right to sell or transfer the Notes. All Consents received and not revoked on or prior to the Expiration Date will be effective notwithstanding a record transfer of such Notes subsequent to the Record Date, unless the registered Holder of such Notes as of the Record Date revokes such Consent prior to the Expiration Date by following the procedures set forth under “ — Revocation of Consents” below.

Holders of Notes as of the Record Date who wish to Consent should hand deliver, send by overnight courier or facsimile (with original to follow) completed, dated and signed Consents to the Depositary at the address set forth on the back cover page hereof and in the Consent Form in accordance with the instructions set forth herein and therein and in accordance with customary procedures of Euroclear and/or Clearstream. Consent Forms should be delivered to the Depositary, and not to the Company or the Consent Solicitation Agent. However, the Company reserves the right to accept any Consent Form received by the Company. In no event should a Holder tender or deliver certificates evidencing Notes.

Any Consent Form that is properly completed, signed and delivered to the Depositary, and not revoked, prior to the Expiration Date, will be given effect in accordance with the provisions hereof. If the Consent Form is properly completed, signed and signature guaranteed, the Holder will be deemed to have consented to the Proposed Amendments.

Consent Forms must be executed in exactly the same manner as the registered Holder(s) name(s) appear on the Notes. If Notes to which a Consent relates are held of record by two or more joint holders, all such Holders must sign the Consent Form. If a Consent Form is signed by a trustee, partner, executor, administrator, guardian, attorney-in-fact, officer of a company or other person acting in a fiduciary or representative capacity such person must so indicate when signing and must submit with the Consent appropriate evidence of authority to execute the Consent Form. In addition, if a Consent relates to less than the aggregate principal amount of Notes registered in the name of such Holders, the Holder must list the ISIN numbers and principal amount of Notes registered in the name of such Holder to which the Consent relates. If Notes are registered in different names, separate Consent Forms must be executed covering each form of registration. If a Consent Form is executed by a person other than the registered Holder on the Record Date, it must be accompanied by the proxy set forth on the Consent Form duly executed by such registered Holder.

All questions as to the validity, form and eligibility (including time of receipt) of Consents and regarding the Consent procedures will be determined by the Company in its sole discretion, which determination will be conclusive and binding on all parties. The Company reserves the right to reject any or all Consents that are not in proper form or the acceptance of which could in the opinion of the Company or its counsel be unlawful. The Company also reserves the right to waive any defects or irregularities in connection with deliveries of particular Consent Forms. Unless waived, any defects or irregularities in connection with deliveries of Consents must be cured within such time as the Company determines. Neither the Company, any of its affiliates, the Depositary, the Consent Solicitation Agent or any other person shall be under any duty to give any notification of any such defects or irregularities or waiver, nor shall any of them incur any liability for failure to give such notification. Deliveries of Consent Forms will not be deemed to have been made until any irregularities or defects therein have been cured or waived. The Company’s interpretations of the terms and conditions of the Consent Solicitation shall be conclusive and binding.

Revocation of Consents

Each properly completed and executed Consent Form will be counted, notwithstanding any transfer of the Notes to which such Consent relates unless the procedure for revocation of Consents described below has been followed.

Prior to the Expiration Date, any Holder may revoke any Consent given as to its Notes or any portion of such Notes (in multiples of £1,000). A Holder desiring to revoke a Consent must provide a notice that must (i) contain the name of the person who delivered the Consent and the description of the Notes to which it relates, the ISIN number or numbers of such Notes and the aggregate principal amount represented by such Notes, (ii) be signed by the record Holder in the same manner as the original signature on the Consent Form (including the required signature guarantee(s)) or be accompanied by evidence satisfactory to the Company that the Holder revoking the Consent has succeeded to beneficial ownership of the Notes, (iii) if the Consent Form was executed by a person other than the record Holder, be accompanied by a valid proxy, signed by such record Holder and authorizing the revocation of such Consent, and (iv) be received by the Depositary at its address set forth herein prior to the Expiration Date. A purported notice of revocation that lacks any of the required information or is dispatched to any other address will not be effective to revoke a Consent previously given. No Holder may revoke a Consent after the Expiration Date.

If the Company receives the Requisite Consents, the Supplemental Indenture to the Indenture governing the Notes providing for the Proposed Amendments will be executed. If the conditions to effectiveness of the Proposed Amendments are satisfied, the Proposed Amendments will become effective and the Proposed Amendments will be binding upon each Holder whether or not such Holder gives a Consent with respect thereto.

The Company reserves the right to contest the validity of any revocation and all questions as to validity (including the time of receipt) of any revocation will be determined by the Company in its sole discretion, which determination will be conclusive and binding on all parties. Neither the Company nor any of its affiliates, the Depositary, the Consent Solicitation Agent, the Trustee or any other person will be under any duty to give notification of any defects or irregularities with respect to any revocation nor shall any of them incur any liability for failure to give such notification.

Conditions of Execution of Supplemental Indenture; Conditions of Supplemental Indenture Being Operative.

The effectiveness of the Proposed Amendments is conditioned upon due execution and delivery by Altra, the guarantors and the Trustee of the Supplemental Indenture implementing the Proposed Amendments, which we expect to be the same date as the Expiration Date. If Altra completes the Back-end Merger on the same date on which it completes the Tender Offer and the Tack-on Note Offering, the Proposed Amendments will not be necessary, the Proposed Amendments will not become operative and Holders will not receive the consent fee. The Supplemental Indenture effecting the Proposed Amendments will not become operative unless and until we (a) accept and pay for shares of TB Wood’s common stock in the Tender Offer, funded in part by the Tack-on Note Offering, and (b) do not complete the Back-end Merger on the same date (and, accordingly, TB Wood’s does not become a wholly owned subsidiary of Altra on such date).

The Consent Solicitation may be abandoned or terminated by the Company at any time prior to the execution of the Supplemental Indenture, for any reason, or for no reason, in which case Consents with respect to the Notes will be void.

Depositary

The Bank of New York, the trustee, registrar, transfer agent and principal paying agent under the Indenture, is acting as the Depositary for this Consent Solicitation.

Consent Solicitation Agent

Jefferies & Company, Inc. is acting as Consent Solicitation Agent for this Consent Solicitation. Requests for assistance in completing and delivering Consents or for additional copies of this Consent Solicitation may be directed to the Consent Solicitation Agent at its telephone numbers set forth on the back cover of this Consent Solicitation Statement.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

* * * *

Internal Revenue Service Circular 230 Notice:  To ensure compliance with United States Internal Revenue Service Circular 230, Noteholders are hereby notified that: (A) Any discussion of federal tax issues contained or referred to in this Consent Solicitation Statement is not intended or written to be used, and cannot be used, by Noteholders for the purpose of avoiding penalties that may be imposed on them under the United States Internal Revenue Code; (B) Such discussion is written in connection with the promotion or marketing by the Company of the transactions or matters addressed herein; and (C) Noteholders should seek advice based on their particular circumstances from an independent tax advisor.

* * * *

The following is a summary of material U.S. federal income tax consequences of the Consent Payments and the Proposed Amendments that may be relevant to holders of the Notes as of the Record Date who hold such Notes as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”). The summary is based on laws, regulations, rulings and decisions now in effect, all of which are subject to change (possibly with retroactive effect), which may result in U.S. federal income tax consequences different from those described below.

The summary does not deal with classes of beneficial owners subject to special tax rules, such as brokers, dealers in securities or currencies, banks and other financial institutions, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, regulated investment companies, real estate investment trusts, hybrid entities, certain former citizens or residents of the United States, individual retirement and other tax-deferred accounts, tax-exempt entities, insurance companies, partnerships or other pass-through entities, persons holding Notes as a part of a hedging, integrated, conversion or constructive sale transaction or a straddle, persons having a functional currency other than the U.S. dollar, corporations that accumulate earnings to avoid U.S. federal income tax and persons subject to the alternative minimum tax. If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) holds Notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding Notes, you should consult your tax advisor. This discussion does not describe any state, local or non-U.S. income tax consequences or any non-income tax consequences (e.g., estate and gift tax consequences). We have not sought any ruling from the Internal Revenue Service (the “IRS”) with respect to the statements made and the conclusions reached in this discussion, and there can be no assurance that the IRS or a court will agree with such statements and conclusions.

For purposes of this discussion, the term “U.S. Holder” means a beneficial owner of the Notes who or which is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States, including an alien resident who is a lawful permanent resident of the United States or meets the “substantial presence” test under Section 7701(b) of the Code;

•	a corporation (or other business entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States or any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust that (a) is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust, or (b) was in existence on August 20, 1996 and has a valid election in effect under applicable Treasury regulations to be treated as a domestic trust for U.S. federal income tax purposes.

For purposes of this discussion, a “Non-U.S. Holder” means a beneficial owner of the Notes (other than a partnership for U.S. federal income tax purposes) who or which is not a U.S. Holder.

U.S. Holders

Consent Payments

The U.S. federal income tax treatment of the Consent Payments to a U.S. Holder is uncertain. The Company intends to treat the Consent Payments for U.S. federal income tax purposes as a fee paid in consideration of such holder’s consent to the Proposed Amendments, in which case the Consent Payments would be treated as ordinary income. Alternatively, if there is a Deemed Exchange (as described below), the Consent Payments may be treated as part of the amount paid to such U.S. Holder in respect of its Notes. U.S. Holders are urged to consult their own tax advisors regarding the U.S. federal income tax treatment of the Consent Payments.

The amount of income that a U.S. Holder will be required to include with respect to the Consent Payment in British pounds will be based on the U.S. dollar value of such currency on the date taken into income under the U.S. Holder’s ordinary method of accounting for U.S. tax purposes. An accrual method taxpayer will therefore have foreign exchange gain or loss, if any, based on changes in the value of the British pound from the date the Consent Payment is accrued to the date it is received. An accrual method taxpayer will have additional exchange gain or loss, and a cash method taxpayer will have exchange gain or loss, for any change in the value of British pounds from the time received until the time disposed of. Any gain or loss realized on a sale or other disposition of British pounds received for the Consent Payment (including its exchange for U.S. dollars) will be taxable as ordinary income or loss, as the case may be.

Deemed Exchange

The tax consequences to a U.S. Holder of the adoption of the Proposed Amendments and the Consent Payments, if any, will depend, in part, upon whether the adoption of the Proposed Amendments and the receipt of the Consent Payments, if any, result in a deemed exchange (a “Deemed Exchange”) of the Notes for new notes for U.S. federal income tax purposes. Under the applicable Treasury regulations, the adoption of the Proposed Amendments and the Consent Payments, if any, would result in a Deemed Exchange if these events constitute a “significant modification” to the Notes within the meaning of the applicable Treasury regulations. The applicable Treasury regulations provide certain rules and standards for determining whether a modification to a debt instrument constitutes a “significant modification.” If the Proposed Amendments and the Consent Payments do not result in a “significant modification” to the Notes, then, except as described above with respect to the Consent Payments, such events will not constitute a taxable event to a U.S. Holder, a U.S. Holder will not recognize any gain or loss for U.S. federal income tax purposes and such holder will continue to have the same tax basis and holding period in the Notes. The Company believes and intends to take the position that the Proposed Amendments and the Consent Payments, if any, do not constitute a “significant modification” of the Notes under the Treasury regulations.

However, no assurances can be provided that the IRS would not assert a contrary position or that a court would not sustain such an assertion. If the IRS were to successfully assert that the Proposed Amendments and/or the Consent Payments, if any, constitute a ”significant modification” of the Notes, the tax consequences to U.S. Holders may differ from that described above and U.S. Holders may be required to recognize taxable gain or loss as a result of the Deemed Exchange. Further, the “new notes” deemed exchanged for the Notes may be treated as bearing original issue discount for U.S. federal income tax purposes. U.S. Holders are urged to consult their own tax advisors regarding the U.S. federal income tax consequences of the Consent Payments and the adoption of the Proposed Amendments.

Non-U.S. Holders

Because the characterization of the Consent Payments for U.S. federal income tax purposes is unclear, the Company, or the applicable withholding agent, will withhold U.S. federal income tax from any Consent Payments paid to a Non-U.S. Holder at a rate of 30%, unless the Non-U.S. Holder provides to the applicable withholding agent a properly executed (a) IRS Form W-8BEN (or a permissible substitute) claiming an exemption from (or reduction in) withholding under the benefit of an applicable income tax treaty or (b) IRS Form W-8ECI stating that the Consent Payment is not subject to withholding because it is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States. Non-U.S. Holders should consult their own tax advisor concerning the possibility of a refund of any U.S. taxes withheld with respect to the Consent Payments.

Except as described above with respect to the Consent Payments, the Company believes and intends to take the position that the Consent Payments and the adoption of the Proposed Amendments do not have any U.S. federal income tax consequences to holders of Notes. However, as described above under “U.S. Holders — Deemed Exchange”, there is no assurance that the IRS would not successfully assert a contrary position. Non-U.S. Holders should consult their own tax advisors concerning the tax implications to them of the possibility that the Consent Payments and adoption of the Proposed Amendments constitute a Deemed Exchange.

Backup Withholding and Information Reporting.

In general, backup withholding and information reporting rules will apply to any Consent Payment made to a U.S. Holder. A U.S. Holder must provide the Solicitation Agent with such U.S. Holder’s correct taxpayer identification number (“TIN”), which, in the case of a U.S. Holder who is an individual, is generally his or her social security number, and certain other information and certifications, or otherwise establish a basis for exemption from backup withholding. Exempt U.S. Holders (including, among others, all corporations) are not subject to these backup withholding and information reporting requirements. A U.S. Holder who does not provide the Solicitation Agent with its correct TIN may be subject to penalties imposed by the IRS. If the Solicitation Agent is not provided with the correct TIN or the required certifications and information, or an adequate basis for exemption, the U.S. Holder may be subject to a backup withholding tax at a current rate of 28%.

A Non-U.S. Holder will not be subject to backup withholding and certain other information reporting if, among other conditions, such Non-U.S. Holder certifies as to its non-U.S. status under penalties of perjury or otherwise establishes an exemption, provided that neither we nor the Solicitaion Agent has actual knowledge, or reason to know, that the Non-U.S. Holder is a U.S. person or that the conditions of any other exemption are not, in fact, satisfied.

If backup withholding results in an overpayment of taxes, the U.S. Holder generally may obtain a refund or credit if the required information is timely provided to the IRS.

Holders of Notes should consult their own tax advisor with regard to the Proposed Amendments and the Consent Payments and the application of U.S. federal income tax laws, as well as the laws of any state, local or foreign taxing jurisdictions, to their own particular situations.

APPENDIX I
THE PROPOSED AMENDMENTS

This Appendix sets forth the substance of the Proposed Amendment to the Indenture. The following is qualified in its entirety by reference to the Supplemental Indenture, copies of which may be obtained without charge from the Consent Solicitation Agent. Capitalized terms not otherwise defined in this Appendix I have the meanings assigned thereto in the Indenture.

A new Section 4.23 will be added to the Indenture to provide:
Notwithstanding anything contained elsewhere in this Indenture, in the event that the Company, directly or indirectly, acquires more than 50%, but less than 100%, of the outstanding capital stock of TB Wood’s Corporation, a Delaware corporation (“TB Wood’s”) pursuant to the tender offer (the “Tender Offer”) contemplated by the Agreement and Plan of Merger, dated February 17, 2007, as amended, by and among TB Wood’s, Altra Holdings, Inc. and Forest Acquisition Corporation (“FAC”) (the “TB Wood’s Merger Agreement”), then notwithstanding that TB Wood’s and its Subsidiaries shall thereupon become Restricted Subsidiaries: (i) the requirement that TB Wood’s and its Domestic Restricted Subsidiaries guarantee the Notes shall be deferred until 10 days after the Company has acquired 100% of the issued and outstanding equity interests in TB Wood’s; (ii) the Company shall have the ability to incur, subject to the Company’s Consolidated Fixed Charge Coverage Ratio being at least 2.0 to 1.0, the Acquired Indebtedness of TB Wood’s and its Subsidiaries that otherwise could be incurred but for the fact that TB Wood’s and its Domestic Restricted Subsidiaries will not be Guarantors at such time; (iii) the restricted payments covenant shall enable Altra to acquire shares of TB Wood’s common stock in the Tender Offer and Back-end Merger pursuant to the TB Wood’s Merger Agreement and comply with the obligations of the TB Wood’s Merger Agreement, in each case without reducing amounts otherwise available for Restricted Payments; and (iv) the transactions with affiliates covenant is hereby modified to waive the requirement that the Company obtain a fairness opinion for the Back-end Merger.

Manually signed facsimile copies (with originals to follow) of the Consent Form will be accepted. The Consent Form and any other required documents should be sent or delivered by each Holder or such holder’s broker, dealer, commercial bank, trust company or other nominee to The Bank of New York, as Depositary at the following address:

The Depositary for the Consent Solicitation is:
THE BANK OF NEW YORK
Lower Ground Floor
30 Cannon Street
London EC4M 6XH
Facsimile: 01144 207-964-6152

Questions and requests for assistance or for additional copies of this Consent Solicitation Statement and Consent Form may also be directed to Jefferies & Company, Inc., as the Consent Solicitation Agent, at the following numbers:

The Consent Solicitation Agent for the Consent Solicitation is:

Jefferies & Company, Inc.
The Metro Center
One Station Place, Three North
Stamford, CT 06902
Attention: Timothy Lepore
(203) 708-5831

You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Consent Solicitation.

ALTRA INDUSTRIAL MOTION, INC.

CONSENT FORM

For Consent to the Proposed Amendments
Pursuant to the Consent Solicitation Statement referred to below

TO: THE BANK OF NEW YORK
Lower Ground Floor
30 Cannon Street
London EC4M 6XH
Facsimile: 01144 207-964-6152

The Solicitation is being made by Altra Industrial Motion Inc. (the “Company”), only to Holders, pursuant to the Consent Solicitation Statement dated March 2007, (as the same may be amended or supplemented from time to time, the “Consent Solicitation Statement”). Consents will also be accepted from any other person who has obtained a proxy in a form reasonably acceptable to the Company which authorizes such other person (or person claiming title by or through such other person) to deliver a Consent on behalf of the Holder. Capitalized terms used but not defined in this Consent Form have the meanings set forth in the Consent Solicitation Statement, unless otherwise defined herein.

Consents will be accepted from indirect and direct participants in Euroclear and/or Clearstream in accordance with the customary procedures of Euroclear and/or Clearstream. Any beneficial owner whose Notes are held through a broker, dealer, commercial bank, trust company or other nominee and who wishes to deliver a Consent should contact such nominee promptly and instruct such nominee to deliver a Consent on its behalf.

Holders who wish to deliver a Consent to the Proposed Amendments should mail, hand deliver, send by overnight courier or by facsimile (with original to follow) a properly completed and duly executed Consent Form, and any other required document, to the Depositary (and not to the Company or the Trustee) at its address or facsimile number set forth above for receipt prior to the relevant Expiration Date. However, the Company reserves the right to accept any Consent received by it or the Trustee. The method of delivery of this Consent Form and all other required documents to the Depositary is at the risk of the Holder, and the delivery will be deemed made only when actually received by the Depositary. In all cases, sufficient time should be allowed to assure timely delivery. No Consent Form should be sent to any person other than the Depositary.

1

CONSENT

Ladies and Gentlemen:

Reference is made to that certain Indenture, dated as of February 8, 2006, among the Company, the subsidiary guarantors named therein, The Bank of New York, as Trustee and principal paying agent, and The Bank of New York (Luxembourg) S.A., as Luxembourg paying agent, as supplemented by the First Supplemental Indenture dated April 24, 2006, among the Company, the subsidiary guarantors named therein and the trustee (the “Indenture”).

The undersigned acknowledges receipt of the Consent Solicitation Statement and that the terms and conditions of the Consent Solicitation Statement shall be incorporated in, and form a part of, this Consent Form which shall be read and construed accordingly. The effectiveness of the Proposed Amendments are subject to the conditions set forth in the Consent Solicitation Statement.

The undersigned hereby represents and warrants that (i) the undersigned is a registered Holder of the Notes indicated in the Signature Annex at the close of business on March 5, 2007, and has full power and authority to take the action indicated below in respect of such Notes, (ii) in evaluating the Solicitation, the undersigned has made its own independent appraisal of the Solicitation and is not relying on any statement, representation or warranty, express or implied, made by the Trustee, the Depositary or the Consent Solicitation Agent contained in the Consent Solicitation Statement or this Consent Form, and (iii) the undersigned is not an Affiliate (as that term is defined in the Indenture) of the Company. The representations of the undersigned shall be deemed to be repeated and reconfirmed at the Effective Time (if not already elapsed at the time of giving this Consent) and on the Expiration Date. The undersigned will, upon request, execute and deliver any additional documents deemed by the Company to be necessary or desirable to properly deliver the undersigned’s Consent.

In addition, the undersigned acknowledges that, (i) the undersigned must comply with the provisions of this Consent Form, and complete the information required herein, to validly deliver a Consent to the Proposed Amendments set forth in the Consent Solicitation Statement, (ii) a Consent Form delivered pursuant to any one of the procedures described under the heading “The Consent Solicitation — Consent Procedures” in the Consent Solicitation Statement will constitute a binding agreement between the undersigned and the Company subject to the terms and conditions of the Consent Solicitation Statement, and (iii) the undersigned may revoke a Consent it grants hereby only in accordance with the procedures set forth in the Consent Solicitation Statement.

The undersigned acknowledges that by submitting this Consent Form it is giving, pursuant to Section 9.02 of the Indenture, its Consent to the Proposed Amendments with respect to the aggregate principal amount of the Notes specified in the Signature Annex; and that this Consent Form relates to the aggregate principal amount of each issue of Notes the undersigned specified by completing the appropriate spaces in the Signature Annex. The undersigned further acknowledges that it is and shall be deemed to be agreeing and acknowledging that by delivering its Consent it approves the Proposed Amendments and the Supplemental Indenture, the execution and delivery thereof, the adoption and implementation thereof and all related matters (and hereby directs the Trustee to enter into the Supplemental Indenture), and waives and releases any objections, claims and causes of action in respect of or related to any of the foregoing against any of the Company, Depositary, the Consent Solicitation Agent or the Trustee and their respective officers, employees, attorneys, advisors, directors and affiliates. No recommendation is made by the Trustee or Depositary as to whether or not Holders should consent to the proposed amendments. Holders should retain their Notes and not tender or deliver any such Notes in connection with this Consent. Any inclusion of ISIN numbers is solely for the convenience of Holders. None of the Company, the Trustee, the Consent Solicitation Agent or the Depositary shall be responsible for the selection or use of the ISIN numbers, nor is any representation made as to their correctness with respect to the Notes.

This consent shall be a valid and binding agreement as of the Expiration Date. This consent must be signature guaranteed.

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SIGNATURE ANNEX

Altra Industrial Motion, Inc. — Consent Form, dated March 2007

A Euroclear and/or Clearstream Participant must execute this Consent Form exactly as its name appears on the position listing as of March 5, 2007.

1.	The Euroclear and/or Clearstream participant signing this Signature Annex is:

Participant Account Number:

Company Name:

Company Address:

Contact Person:

Tax Identification Number:

Telephone:

E-mail address:

2.	The Notes with respect to which this Signature Annex relates and with respect to which you consent to the Proposed Amendment are:

Title	CUSIP	ISIN	Principal Amount(s)

11 1/4% Senior Notes due 2013		X50263457235	£

3.	The undersigned hereby makes all acknowledgments, representations, warranties, agreements and authorizations described in the Consent Form and the Consent Solicitation Statement to which this Signature Annex relates

Signature of Authorized Signatory:

Name of Authorized Signatory:

Title:	Date:

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Depositary, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

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